SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

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Goldman Sachs Trust II

(Name of Registrant as Specified in Its Charter)

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Goldman Sachs Trust II

Goldman Sachs Multi-Manager Non-Core Fixed Income Fund

200 West Street

New York, New York 10282

December 1, 2023

Dear Shareholder,

Goldman Sachs Asset Management, L.P. (“GSAM”), the investment adviser of Goldman Sachs Multi-Manager Non-Core Fixed Income Fund (the “Fund”), selects investment managers (“Underlying Managers”) for the Fund, a series of Goldman Sachs Trust II (the “Trust”), subject to approval of the board of trustees of the Trust (the “Board”). As previously communicated to you, at the recommendation of GSAM, the Board recently appointed Ninety One North America, Inc. (“Ninety One”) to serve as an additional Underlying Manager for the Fund. Ares Capital Management II LLC, Aristotle Pacific Capital, LLC, Brigade Capital Management, LP, Marathon Asset Management, L.P., Nuveen Asset Management, LLC, RBC Global Asset Management (UK) Limited (d/b/a RBC BlueBay Asset Management), RBC Global Asset Management (U.S.) Inc. (d/b/a RBC Global Asset Management) and TCW Investment Management Company LLC continue to serve as the Fund’s other Underlying Managers. Each Underlying Manager is approved to manage a portion of the Fund’s portfolio (which may change over time) as allocated by GSAM and overseen by the Board.

Please note that this appointment does not require a shareholder vote. Therefore, we are not asking you for a proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to provide you with additional information about these changes that we are required to make available to you.

GOLDMAN SACHS MULTI-MANAGER NON-CORE FIXED INCOME FUND

Background

In connection with its duties as the investment adviser for the Fund, GSAM reviews and evaluates the Fund’s Underlying Managers on an ongoing basis. At a meeting held on September 19-20, 2023 (the “Meeting”) and pursuant to GSAM’s recommendation, the Board approved Ninety One as an Underlying Manager for the Fund and approved the sub-advisory agreement between GSAM and Ninety One (the “Sub-Advisory Agreement”).

The Board determined to initially approve the Sub-Advisory Agreement after a thorough analysis of the proposed services to be provided by Ninety One. The material factors considered by the Board in approving the Sub-Advisory Agreement are set forth below under “Goldman Sachs Multi-Manager Non-Core Fixed Income Fund—Trustees’ Considerations.”

Investment Strategies of Ninety One

Pursuant to the Sub-Advisory Agreement, GSAM may allocate a portion of the Fund’s assets to Ninety One. With respect to such assets, Ninety One manages an allocation of emerging markets local currency debt. Ninety One’s emerging markets local currency debt strategy applies a relative value framework of bottom-up analysis across a consistent set of factors to identify attractive opportunities in emerging markets debt. Their investment team primarily focuses on three sets of key factors: changing economic fundamentals, valuations and market price behavior.

Sub-Advisory Agreement

Under the Sub-Advisory Agreement, subject to the supervision and oversight of GSAM, Ninety One, with respect to those assets that GSAM allocates to it (the “Allocated Assets”), provides the Fund with investment research, advice and supervision and furnishes a continuous investment program for, and manages the investment and reinvestment of, the Allocated Assets. Ninety One determines in its discretion the securities, cash and other financial instruments to be purchased, retained or sold for the Fund within the parameters of the investment approach, policies, restrictions and guidelines applicable to the Allocated Assets as provided by GSAM, the provisions of the Sub-Advisory Agreement, all applicable laws, rules and regulations and the Fund’s registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”).

Under the Sub-Advisory Agreement, Ninety One pays for all expenses incurred by it in connection with its services to the Allocated Assets. As compensation for its services, Ninety One is entitled to receive fees from GSAM (not the Fund) each calendar quarter based on an annual percentage of the average daily net assets of the Allocated Assets.

The Sub-Advisory Agreement will remain in effect for two years and will continue thereafter for successive periods of twelve months, provided that its continuance is approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to the Sub-Advisory Agreement or interested persons of any such party, in a manner consistent with the requirements of the 1940 Act, as such requirements may be modified by rule, regulation, order or guidance of the U.S. Securities and Exchange Commission (the “SEC”) or its staff, and (ii) by either the vote of (A) the Board or (B) a majority of the outstanding voting securities of the Fund (within the meaning of the 1940 Act).

The Sub-Advisory Agreement provides for termination, without payment of any penalty, (i) by vote of a majority of the Board or by a vote of a majority of the outstanding voting securities of the Fund, (ii) by GSAM on 60 days’ written notice to Ninety One (or immediately in the event of a material breach by Ninety One), or (iii) by Ninety One on not less than 90 days’ written notice to GSAM and the Trust. The Sub-Advisory Agreement shall automatically terminate in the event of its assignment or change of control of Ninety One or the assignment of the Fund’s management agreement with GSAM. The Sub-Advisory Agreement shall also terminate in the event that the Fund’s management agreement with GSAM is terminated.

As described below under “Additional Information—SEC Exemptive Order,” GSAM has received an exemptive order from the SEC enabling it to enter into an investment sub-advisory agreement with an Underlying Manager that has not been approved by a vote of the majority of the outstanding voting securities of the Fund if certain conditions are met.

Trustees’ Considerations

The Fund is an investment portfolio of the Trust that commenced investment operations on March 31, 2015. The Fund employs a “manager of managers” structure, whereby GSAM is responsible for selecting Underlying Managers (subject to Board approval), allocating the Fund’s assets among them, and overseeing their day-to-day management of Fund assets. Upon the recommendation of GSAM, at the Meeting, the Trustees, including the Trustees who are not parties to the Fund’s investment management agreement or any sub-advisory agreement or “interested persons” (as defined in the 1940 Act) of any party thereto (the “Independent Trustees”), unanimously approved the Sub-Advisory Agreement between GSAM and Ninety One. In connection with the Meeting, the Trustees received written materials and oral presentations prepared by GSAM and Ninety One on the topics covered, and were advised by their independent legal counsel. In addition, the Trustees received information prepared by Ninety One in a written response to a formal request from GSAM.

Nature, Extent and Quality of the Services to be Provided Under the Sub-Advisory Agreement

In evaluating the Sub-Advisory Agreement, the Trustees relied on the information provided by GSAM and Ninety One. In evaluating the nature, extent and quality of services to be provided by Ninety One, the Trustees considered information about Ninety One’s (a) personnel and compensation structure; (b) track record in managing other funds and accounts with investment strategies similar to those to be employed on behalf of the Fund; (c) policies and procedures in place to address potential conflicts of interest; and (d) compliance program and code of ethics. In this regard, they considered assessments provided by GSAM of Ninety One, Ninety One’s investment strategies and personnel, and its compliance program. They noted that, because Ninety One had not previously provided services to the Fund, there was no performance information to evaluate with respect to the Fund.

Costs of Services to be Provided

The Trustees reviewed the terms of the Sub-Advisory Agreement and the proposed fee schedule. They noted that the compensation to be paid to Ninety One would be paid by GSAM, not by the Fund. They also noted that the terms of the Sub-Advisory Agreement were the result of arms’ length negotiations between GSAM and Ninety One. The Trustees reviewed the anticipated blended average of all sub-advisory fees to be paid by GSAM with respect to the Fund and how it would change upon hiring Ninety One. The Trustees considered GSAM’s undertaking to waive the portion of its management fee which is in excess of the weighted average of the Fund’s sub-advisory fees.

Conclusion

In connection with their consideration of the Sub-Advisory Agreement, the Trustees gave weight to various factors, but did not identify any particular factor as controlling their decision. After deliberation and consideration of the information provided, including the factors described above, the Trustees, including the Independent Trustees, unanimously concluded, in the exercise of their business judgment, that the sub-advisory fees to be paid by GSAM to Ninety One were reasonable in light of the factors considered, and that the Sub-Advisory Agreement, and the terms thereof, should be approved for a period of two years from its effective date.

Additional Information

SEC Exemptive Order

On May 29, 2013, GSAM and the Trust received an exemptive order (the “Order”) from the SEC exempting them from certain provisions of the 1940 Act. Specifically, the Order permits the Trust and GSAM, so long as certain conditions are satisfied, to enter into and materially amend an investment sub-advisory agreement with an Underlying Manager without shareholder approval. The Order generally requires that shareholders of the Fund be notified of an investment sub-advisory agreement that has been entered into within 90 days of the hiring of the Underlying Manager, and that the Fund make available to shareholders information similar to that which would have been included in a proxy statement to shareholders.

Additional Information About GSAM and the Fund’s Other Service Providers

GSAM, a Delaware limited partnership registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended, is the Fund’s investment adviser. GSAM is an indirect, wholly-owned subsidiary of The Goldman Sachs Group, Inc., a public company that is a bank holding company, financial holding company and a world-wide, full-service financial services organization. GSAM Holdings LLC is the general partner and principal owner of GSAM. GSAM’s and The Goldman Sachs Group Inc.’s current business address is 200 West Street, New York, NY 10282. As of August 31, 2023, GSAM, including its investment advisory affiliates, had approximately $2.41 trillion in assets under supervision.

Goldman Sachs & Co. LLC, an affiliate of GSAM, located at 200 West Street, New York, New York 10282, serves as the exclusive distributor of shares of the Fund.

State Street Bank and Trust Company, located at One Lincoln Street, Boston, Massachusetts 02111, serves as the Fund’s custodian and administrator.

Additional Information About Ninety One

Ninety One is an SEC-registered investment adviser located at 65 East 55th Street, 30th Floor, New York, New York 10022. As of June 30, 2023, Ninety One managed assets of approximately $151.7 billion. Ninety One is a wholly-owned subsidiary of Ninety One International Limited, a company organized under the laws of England and Wales, and an indirect wholly-owned subsidiary of Ninety One plc, a company listed on the London Stock Exchange and Johannesburg Stock Exchange. Ninety One plc’s registered offices are located at 55 Gresham Street London, EC2V 7EL United Kingdom.

The principal executive officers and directors of Ninety One, as of the date of this Information Statement, are set forth below. The business address of each person is 65 East 55th Street, 30th Floor, New York, New York 10022.

Name	Position(s) with Ninety One
Philip Alexander Anker	Chief Executive Officer; Director
Dana Andrea Troetel	Chief Compliance Officer; Head of Legal; Director
Bradley John George	Director
John Conrad Green	Director
John Terence McNab	Director
Amina Rasool	Secretary

[1]	None of the principal executive officers of Ninety One listed above have other principal employment other than his or her respective position(s) with Ninety One and its affiliated managers.

Reports to Shareholders

The Fund’s annual and semi-annual reports are available free upon request. Shareholders may obtain a copy of either report by writing to Goldman Sachs & Co. LLC, 71 South Wacker Drive, Suite 1200, Chicago, IL 60606 or by calling 1-800-621-2550. You may also access and download these reports at the Fund’s website: https://www.gsam.com/content/gsam/us/en/individual/literature-and-forms/literature.html.

If you have any questions, please contact your investment professional or authorized dealer.

Please Note: If (i) you are a member of a household in which multiple shareholders of the Fund share the same address, (ii) your shares are held in “street name” and (iii) your broker or bank has received consent to household material, then your broker or bank may have sent to your household only one copy of this Information Statement unless your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Information Statement, the Fund will deliver promptly a separate copy of this Information Statement to you upon written or oral request. To receive a separate copy of this Information Statement, please contact the Fund by calling toll free 1-800-621-2550 or by writing Goldman Sachs Funds, 71 South Wacker Drive, Suite 1200, Chicago, IL 60606. If your shares are held with certain banks, trust companies, brokers, dealers, investment advisers and other financial intermediaries (each, an “Intermediary”) and you would like to receive a separate copy of future information statements, prospectuses or shareholder reports or you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact your Intermediary.

December 1, 2023

200 West Street

New York, New York 10282

SMACINFOSTMT 12-23

Goldman Sachs Trust II

Goldman Sachs Multi-Manager Non-Core Fixed Income Fund

200 West Street

New York, New York 10282

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

December 1, 2023

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to Goldman Sachs Multi-Manager Non-Core Fixed Income Fund (the “Fund”), a series of Goldman Sachs Trust II (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

Goldman Sachs Asset Management, L.P. (“GSAM”), the investment adviser of the Fund, selects investment managers (“Underlying Managers”) for the Fund, subject to approval of the board of trustees of the Trust (the “Board”). As previously communicated to you, at the recommendation of GSAM, the Board recently appointed Ninety One North America, Inc. (“Ninety One”) to serve as an additional Underlying Manager for the Fund. Ares Capital Management II LLC, Aristotle Pacific Capital, LLC, Brigade Capital Management, LP, Marathon Asset Management, L.P., Nuveen Asset Management, LLC, RBC Global Asset Management (UK) Limited (d/b/a RBC BlueBay Asset Management), RBC Global Asset Management (U.S.) Inc. (d/b/a RBC Global Asset Management) and TCW Investment Management Company LLC continue to serve as the Fund’s other Underlying Managers. Each Underlying Manager is approved to manage a portion of the Fund’s portfolio (which may change over time) as allocated by GSAM and overseen by the Board. Additional information about GSAM, Ninety One, the sub-advisory agreement between GSAM and Ninety One (the “Sub-Advisory Agreement”), and the Board’s approval of the Sub-Advisory Agreement is contained in the Information Statement.

Please note that, in reliance on exemptive relief obtained by GSAM and the Trust from the Securities and Exchange Commission, the hiring of Ninety One on the Fund’s behalf does not require a shareholder vote. Therefore, we are not asking you for a proxy and you are requested not to send us a proxy.

This Notice of Internet Availability of the Information Statement is being mailed on or about December 14, 2023. The full Information Statement will be available for viewing and printing on the Fund’s website at www.gsamfunds.com until at least 90 days from the date of this Notice and the Information Statement. To access the full Information Statement, navigate to www.gsam.com/content/gsam/us/en/advisors/literature-and-forms/literature.html, where the full Information Statement is available to view and print by utilizing the search feature to locate literature specific to Ninety One. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at 1-800-621-2550. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one. If you have any questions about this Notice, please contact your financial advisor (if applicable) or contact the Fund at the appropriate phone number provided above.

Please Note: If (i) you are a member of a household in which multiple shareholders of the Fund share the same address, (ii) your shares are held in “street name” and (iii) your broker or bank has received consent to household material, then your broker or bank may have sent to your household only one copy of this Notice of Internet Availability of Information Statement unless your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Notice of Internet Availability of Information Statement, the Fund will deliver promptly a separate copy of this Notice of Internet Availability of Information Statement to you upon written or oral request. To receive a separate copy of this Notice of Internet Availability of Information Statement, please contact the Fund by calling toll free 1-800-621-2550 or by writing Goldman Sachs Funds, 71 South Wacker Drive, Suite 1200, Chicago, IL 60606. If

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your shares are held with certain banks, trust companies, brokers, dealers, investment advisers and other financial intermediaries (each, an “Intermediary”) and you would like to receive a separate copy of future notices of internet availability of information statements, prospectuses or shareholder reports or you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact your Intermediary.

SMACINFOWEBAV 12-23

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